INCORPORATED UNDER THE BRITISH COLUMBIA BUSINESS CORPORATIONS ACT

SHACKELFORD PHARMA INC.

CERT.9999

9,000,000,000**
9,000,000,000
****9,000,000,000**
*****9,000,000,000*
******9,000,000,000

THIS CERTIFIES THAT

* SPECIMEN *

IS THE REGISTERED HOLDER OF

* NINE BILLION AND 00/100 *

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

SHACKELFORD PHARMA INC.

transferable on the books of the Corporation only upon surrender of this certificate properly endorsed.

This certificate is not valid until countersigned by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers.

DATED: JANUARY 01, 2009

Chief Executive Officer

COUNTERSIGNED AND REGISTERED
ODYSSEY TRUST COMPANY
TRANSFER AGENT & REGISTRAR CALGARY VANCOUVER

Chief Financial Officer

By: VOID
Authorized Officer

The shares represented by this certificate are transferable at the offices of Odyssey Trust Company Vancouver, BC and Calgary, AB

SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

00075465

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM	- as tenants in common
TEN ENT	- as tenants by entireties
JT TEN	- as joint tenants with right of survivorship and not tenants in common
(Name) CUST (Name) UNIF	- (Name) as Custodian for (Name) under the
GIFT MIN ACT (State)	- (State) Uniform Gifts to Minors Act

In the case of an individual assignee, show at least one given name in full

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto

PLEASE INSERT SOCIAL INSURANCE NUMBER,
SOCIAL SECURITY NUMBER OR OTHER

IDENTIFYING NUMBER OF TRANSFEREE **S.I.N./S.S.N. _ _ _ - _ _ _ - _ _ _**

____

Please print or typewrite name and address (including postal code or zip code, as applicable) of transferee

____

____ securities

registered in the name of the undersigned on the books of the Company named on the face of this certificate and represented hereby, and irrevocably constitutes and appoints a duly authorized officer of the transfer agent and registrar as the attorney of the undersigned to transfer the said securities on the register of transfers and books of the Company with full power of substitution hereunder.

DATED: ______________________ 20______ Signature: ______________________________

NOTICE: The signatures of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatsoever, and must be guaranteed by a Canadian chartered bank or eligible guarantor institution with membership in an approved signature guarantee medallion program.

Signature Guaranteed By:

THERE ARE SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO THESE SHARES AND A COPY OF THE FULL TEXT THEREOF MAY BE OBTAINED FROM THE REGISTERED AND RECORDS OFFICE OF THE COMPANY WITHOUT CHARGE.

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME (AS COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY) AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.

